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                                                                   EXHIBIT 99.13


                      AMENDMENT NO. 1 TO LOCK-UP AGREEMENT

            AMENDMENT No. 1, dated as of January 16, 2001 ("AMENDMENT NO. 1"), with respect to that certain Lock-up Agreement, dated as of October 29, 2000 (the "AGREEMENT"), between William Day ("SHAREHOLDER") and PRIMEDIA Inc., a Delaware corporation ("PARENT").

            WHEREAS, the Agreement provides that the parties thereto may amend such agreement by written agreement of each party thereto;

            NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

      Section 1. AMENDMENT OF THE AGREEMENT.

            (a) Section 1(b) of the Agreement is hereby amended by (i) renumbering subsection b(iv) as subsection (b)(v) and (ii) adding a new subsection (b)(iv) as follows: "(iv) Transfers that (A) do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to the SEC pursuant to the Securities Act or the Exchange Act and (B) do not relate to a Transfer during the Restricted Period (except for Permitted Transfers pursuant to Section (b)(i), (b)(ii) or (b)(iii)); and".

            (b) Section 1(d)(i) of the Agreement is hereby amended by adding the words "but not including" in the second line of the first sentence, immediately prior to the words "the first anniversary".

      Section 2. GOVERNING LAW. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of laws.

      Section 3. MISCELLANEOUS. Except as otherwise provided herein, all provisions of the Agreement shall remain in full force and effect.


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            IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their duly authorized representatives as of the date first written above.

                                       PRIMEDIA INC.



                                       By:      /s/ Beverly C. Chell
                                                --------------------
                                       Name:    Beverly C. Chell
                                       Title:   Vice Chairman


                                       By:      /s/ William Day
                                                --------------------
                                       Name:    William Day